EXHIBIT 21

                          LIST OF LUMENIS SUBSIDIARIES

I.       Americas

         a.       Lumenis Holdings Inc.                 -- Delaware

         b.       Lumenis Inc.                          -- Massachussetts

         c.       Sharplan Lasers Inc.                  -- Delaware

         d.       FISMA Corporation                     -- Utah

         e.       Instruments for Surgery               -- Wyoming

         f.       Instruments for Medicine
                  and Diagnostics, Inc.                 -- Oregon

         g.       Lumenis (Mexico) SA de CV             -- Mexico

         h.       Applied Optronics Corp.               -- Delaware

         i.       Sahar Technologies Inc.               -- California

         j.       Luxar Corporation                     -- Washington

         k.       Luxar Sales Corporation               -- Washington

II.      Israel

         a.       Laser Industries Ltd.

         b.       Opusdent Ltd.

         c.       Medic Lightech Ltd.

         d.       L.B.T. Ltd.

III. Europe

         a.       Lumenis Holdings (Holland) BV         -- Holland

         b.       Lumenis (Holland) BV                  -- Holland

         c.       Lumenis (UK) Limited                  -- UK

         d.       Sharplan Lasers (UK) Ltd.             -- UK

         e.       Spectron (UK) Ltd.                    -- UK

         f.       Spectron Scientific Lasers (UK)       -- UK

         g.       Spectron Laser GmbH (Germany)         -- Germany

         h.       Spectron Systems Laser Ltd (UK)       -- UK

         i.       Sharplan Lasers (Europe) Ltd.         -- UK

         j.       Lumenis (Germany) GmbH                -- Germany

         k.       Lumenis (Austria) GmbH                -- Austria

         l.       Lumenis (France) Sarl                 -- France

         m.       Lumenis (Italy) Srl                   -- Italy

         n.       Lumenis (Sweden) AB                   -- Sweden

         o.       Lumenis (Luxembourg) Sarl             -- Luxembourg

         p.       Lumenis (Luxembourg) Sarl,
                  Branch Schaffhausen                   -- Swiss Branch


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         q.       Opusdent Germany                      -- Germany

         r.       Opusdent UK (with a French branch)

IV. Asia Pacific

         a.       Lumenis (HK) Ltd.                     -- Hong Kong

         b.       Lumenis Japan Co. Ltd.                -- Japan

         c.       Lumenis Star Co. Ltd.                 -- Japan

         d.       Lumenis (Holland) BV
                  Beijing Office                        -- Dutch subsidiary has
                                                           representative
                                                           offices in China

         e.       Wuhan Sharplan Chutian
                  Medical Laser Manufacturing Ltd.      -- China

         f.       Bejing Service Center

         g.       Aestilight Japan Ltd


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